Exhibit 10.4

MARVELL TECHNOLOGY GROUP LTD.
AMENDED AND RESTATED 1995 STOCK OPTION PLAN

REFORMATION OF STOCK OPTION AGREEMENTS

This Reformation of Stock Option Agreements is entered into by and between George Hervey (the “Optionee”) and Marvell Technology Group Ltd., a Bermuda corporation (the “Company”), effective as set forth below.

Recitals

WHEREAS, the Company previously issued to the Optionee options to acquire shares of common stock of the Company pursuant to stock option agreements (the “Agreements”) under the Company’s Amended and Restated 1995 Stock Option Plan (the “Plan”) (all references to shares and per share prices in this Reformation of Stock Option Agreement are as adjusted for subsequent stock splits);

WHEREAS, based upon an internal review of the Company’s practices relating to stock option grants, the Company has now determined that the effective dates of grant for the following options (the “Options”) appear to be the dates set forth below based upon the best information available to the Company:

Date of Grant (per Agreement)	Exercise Price per Share	Number of Shares Subject to Option	Corrected Date of Grant	Exercise Price per Share on Corrected Date of Grant (“Corrected Exercise Price”)	Aggregate Excess of Corrected Exercise Price over Original Exercise Price	Exercised or Unexercised
3/18/05	$17.73	24,212	3/24/05	$18.64	$22,033	Unexercised
1/2/04	$9.475	10,552	2/4/04	$9.81	$3,535	Unexercised
1/2/04	$9.475	269,448	2/4/04	$9.81	$90,265	Unexercised
5/5/03	$6.185	7,896	8/12/03	$8.995	$22,188	Unexercised
5/5/03	$6.185	192,104	8/12/03	$8.995	$539,812	Unexercised
10/16/02	$3.4675	28,836	12/13/02	$5.1275	$47,868	Unexercised
10/16/02	$3.4675	251,164	12/13/02	$5.1275	$416,932	Unexercised
2/28/02	$7.6725	6,668	4/3/02	$10.09	$16,120	Unexercised
2/28/02	$7.6725	105,332	4/3/02	$10.09	$254,641	Exercised in 2006
2/28/02	$7.6725	48,000	4/3/02	$10.09	$116,040	Exercised before 2006
1/2/01	$5.3438	160,000	1/15/01	$6.8750	244,992	Exercised before 2006

WHEREAS, the Optionee takes no position with respect to the effective date of grant and instead defers to the Company’s determination; and

WHEREAS, the parties hereby reform each Agreement to reflect the applicable Corrected Exercise Price, which equals the fair market value of the common stock of the Company on the corrected date of grant set forth above.

Agreement

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

A.            The terms of each Option and Agreement are hereby reformed, effective on the original date of grant of the Option, to reflect that the exercise price per share is the Corrected Exercise Price as set forth above.

B.            Upon execution of this Reformation of Stock Option Agreements on or before December 31, 2006, with respect to the portion of the Option that was exercised in 2006, the Optionee shall pay to the Company the aggregate amount by which the Corrected Exercise Price exceeds the amount the Optionee paid for the shares, or $254,641.

C.            Upon execution of this Reformation of Stock Option Agreements on or before December 31, 2006, with respect to the Options (or portions thereof) that were exercised prior to 2006, the Optionee shall pay to the Company the aggregate amount by which the Corrected Exercise Price exceeds the amount the Optionee paid for the shares, or $361,032.

D.            The terms of the Agreement not specifically reformed hereby remain in full force and effect.

E.             All defined terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Agreements.

F.             This Reformation of Stock Option Agreements shall be governed by the laws of the State of California.

G.            The Optionee has had an opportunity to consult with the Optionee’s personal tax, legal and investment advisors with regard to this Reformation of Stock Option Agreements, and is not relying on the Company or its agents for such advice.  The Optionee agrees that the Company shall not be liable for any costs, taxes, loss or damage that the Optionee may incur by entering into the Agreement or this Reformation of Stock Option Agreements; it being understood that the Optionee will not pursue a claim, whether by way of indemnification or otherwise (i) with respect to such costs, taxes, loss or damage, (ii) with respect to amounts paid to the Company pursuant to paragraphs B and C of this Reformation of Stock Option Agreements or (iii) with respect to costs incurred in connection with the negotiation and preparation of this Reformation of Stock Option Agreements; provided, however, that nothing herein shall otherwise affect any rights of the Optionee to indemnification pursuant to the Company’s bye-laws or any other agreements or instruments of or with the Company or any of its subsidiaries.

The parties hereto have duly executed this Reformation of Stock Option Agreements on the dates set forth below.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mike Tate

Name:	Mike Tate

Title:	VP & Treasurer of MSI

Date:	12/27/06	/s/ George A. Hervey
Signature of Optionee

George A. Hervey
George Hervey

		Date:	12/28/06